UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 13, 2011

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Transcat, Inc. (the “Company”) held on September 13, 2011, the Company’s shareholders voted on the matters described below.

Proposal 1.	The Company’s shareholders elected the following nominees as directors, each for a three-year term expiring in 2014.

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes*
Richard J. Harrison	4,948,733	40,551	260,964
Harvey J. Palmer	4,967,133	22,151	260,964
John T. Smith	4,969,133	20,151	260,964

Proposal 2.	The Company’s shareholders approved the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes*
4,733,502	228,767	27,514	260,964

Proposal 3.	The Company’s shareholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.

Votes For	Votes Against	Votes Abstained
5,215,718	12,244	22,785

*	Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters, such as the election of directors and approval of the amended and restated incentive plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 16, 2011	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer